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                                 EXHIBIT 23.1

                        CONSENT OF PRICE WATERHOUSE LLP


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 3, 1997, which appears on page 56 of the 1996 Annual Report to Shareholders of Resource Bancshares Mortgage Group, Inc., which is incorporated by reference in Resource Bancshares Mortgage Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996.

/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Columbia, South Carolina
April 18, 1997